UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Consent Amendment

On June 7, 2024,  Venus Concept Inc. (the “Company”), Venus Concept USA, Inc., a wholly-owned subsidiary of the Company (“Venus USA”), Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company (“Venus Canada”), and Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company (“Venus Israel” and together with the Company, Venus USA and Venus Canada, the “Loan Parties”), entered into a Consent Agreement with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Lenders”) (the “Consent Agreement”). The Consent Agreement amended the MSLP Loan Amendment entered into between the Loan Parties and the Lenders on May 24, 2024 (the “MSLP Loan Amendment”) to, among other things, grant certain relief from minimum liquidity requirements under the MSLP Loan Amendment.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Agreement, a copy of which is filed hereto as Exhibit 10.1.

Second Bridge Loan Amendment

On June 7, 2024, the Loan Parties entered into a Second Bridge Loan Amendment Agreement with the Lenders (the “Second Bridge Loan Amendment”). The Second Bridge Loan Amendment amended that certain Loan and Security Agreement, dated April 23, 2024, among Venus USA, as borrower, the Company, Venus Canada and Venus Israel, as guarantors, and the Lenders, as lenders (as amended from time to time, the “Bridge Loan”), to extend the maturity date of the Bridge Loan from June 7, 2024 to June 21, 2024.

The foregoing description of the Second Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Bridge Loan Amendment, a copy of which is filed hereto as Exhibit 10.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the two proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals are described in detail in the Company’s definitive proxy statement for its Annual Meeting.

1.          Election of two (2) Class I Directors for a three-year term:

	Votes For	Votes Withheld	Broker Non-Votes
Rajiv De Silva	8,401,971	84,005	1,298,008
Keith Sullivan	8,326,108	159,868	1,298,008

2.          Ratify the selection of MNP LLP as the Company’s independent registered public account firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
9,708,204	16,515	59,265

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Consent Agreement, dated June 7, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.2
Second Amendment to Bridge Loan Agreement, dated June 7, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: June 10, 2024	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer